Exhibit 99.1

PRESS RELEASE

Cyren Announces First Quarter 2022 Financial Results

- - -

Enterprise Anti-Phishing ARR Grows 111% Year-over-Year as Cyren Inbox Security Momentum Continues to Build

McLean, VA. – May 16, 2022 – Cyren (NASDAQ: CYRN) today announced its first quarter 2022 financial results for the period ending March 31, 2022.

During the first quarter of 2022, Cyren reported quarterly revenues of $7.3 million, compared to $8.8 million during the first quarter of 2021. GAAP net loss for the quarter was $6.5 million, compared to the $4.2 million net loss reported for the first quarter of 2021, due to lower revenues and higher R&D and G&A expenses compared to the prior year.

“While our overall revenues declined year-over-year in our legacy business, Q1 2022 was another strong quarter of growth for our new anti-phishing business,” said Brett Jackson, CEO of Cyren. “ARR increased 111% year over year and 29% over Q4 2021 with new order volume increasing 30% from the prior quarter as well. Customers continue to turn to Cyren Inbox Security to more effectively address phishing and business email compromise threats. We remain optimistic about market demand, the growth potential of our anti-phishing solution and the opportunity for this high-growth revenue stream to materially contribute to our overall revenues in the future.”

First Quarter 2021 Financial Highlights:

●	Revenues for the first quarter of 2022 were $7.3 million, compared to $8.8 million during the first quarter of 2021.

●	GAAP net loss for the first quarter of 2022 was $6.5 million, compared to a net loss of $4.2 million in the first quarter of 2021.

●	GAAP net loss per basic and diluted share for the first quarter of 2022 was $1.30, compared to a loss of $1.23 per basic and diluted share for the first quarter of 2021.

●	Non-GAAP net loss for the first quarter of 2022 was $5.2 million, compared to a net loss of $3.2 million in the first quarter of 2021.

●	Non-GAAP net loss per basic and diluted share for the first quarter of 2022 was $1.04, compared to a loss of $0.94 per basic and diluted share for the first quarter of 2021.

●	Cash from operating activities during the first quarter of 2022 was $2.4 million, compared to operating cash usage of $5.3 million during the first quarter of 2021, largely driven by an increase in deferred revenue due to the receipt of a multi-year, multi-million dollar prepayment from one of our largest customers and a receipt of a 15-month, multi-million dollar prepayment from another of our largest customers, which in total exceeded $7.6 million.

●	Net cash flow for the first quarter of 2022 was a positive $13.3 million, compared to a positive $7.1 million during the first quarter of 2021. Net cash flow in the quarter includes $10.9 million in financing activities (net of issuance costs) as the result of the private placement share and warrant issuance that closed in February.

●	The cash and cash equivalents balance as of March 31, 2022, was $17.6 million, compared to $4.3 million as of December 31, 2021.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Recent Business Highlights:

●	On April, 20, 2022, Cyren unveiled unveiled its 2022 Benchmarking Survey, a study by Osterman Research on the most prevalent email-borne security threats such as account takeover, business email compromise (BEC) attacks, and ransomware facing Microsoft Office 365 Customers. The study confirms that bad actors are becoming more successful with launching credential compromise attacks targeting Microsoft Office 365 users, with an increase from 78 percent in the 2019 benchmarking survey. To learn more about Cyren and the process behind the Osterman research, and to take a deeper dive into all the findings and key takeaways, please visit: https://www.cyren.com/2022_04_rpt_osterman

●	On April 12, 2022, Cyren announced Quintessential Brands has adopted Cyren Inbox Security to reduce the cybersecurity risks associated with the most common attack vector - email. By selecting Cyren Inbox Security, Quintessential Brands found a solution that could easily integrate with and protect its Microsoft Office 365 cloud environment, offered a managed incident response capability, while encouraging users to take a proactive and engaged approach to email security by being able to spot threats and check their authenticity in real-time at the click of a button.

●	On April 5, 2022, Cyren announced a competitive replacement program for organizations that need a different provider of malware detection capabilities. The new program includes technical resources, flexible integration timelines, and mutually beneficial business terms to accommodate planned and unexpected projects to replace alternative anti-virus and anti-malware engines.

●	On February 25, 2022, Cyren announced it received formal notification from the Listing Qualifications Staff of the Nasdaq Stock Market Inc. (“Nasdaq”) that it has regained compliance with Listing Rule 5550(a)(2), which requires the Company to maintain a minimum closing bid price of $1.00 per share. Nasdaq Staff made this determination of compliance after the Company’s bid price closed above $1.00 per share for the prior 10 consecutive business days.

●	On February 14, 2022, Cyren issued to several institutional investors in a private placement, 3,129,075 ordinary shares (or ordinary share equivalents) and warrants to purchase up to 3,129,075 ordinary shares at a purchase price of $3.835 per share (or ordinary share equivalent) and associated warrant. The warrants were exercisable immediately, have an exercise price of $3.71 per ordinary share and terminate on August 16, 2027. The proceeds of the offering are intended to be used for working capital and general corporate purposes.

●	On February 8, 2022, Cyren announced a one-for-twenty reverse split of its ordinary shares (the “Reverse Share Split”). The Reverse Share Split was effective on February 8, 2022. Cyren’s ordinary shares began trading on a split-adjusted basis on February 9, 2022. All share and per share data noted above has been adjusted for the impact of the Reverse Share Split.

●	On January 25, 2022, Cyren announced that the Cyren Inbox Security pack is now available on the Palo Alto Networks Cortex XSOAR Marketplace, the industry’s largest and most comprehensive security orchestration marketplace. The content pack from Cyren provides customers with a fully optimized approach to addressing phishing and business email compromise, including continuous process improvement and automation. Cyren’s current Inbox Security offering provides email-borne threat detection, remediation, and response automation to security teams.

●	On January 11, 2022, Cyren announced Score Group Limited has adopted Cyren Inbox Security to detect and contain evasive threats such as targeted phishing, business email compromise, and ransomware. In an effort to improve its own operational efficiency, Score Group implemented Cyren Inbox Security to provide an additional layer of security for Microsoft 365.

●	On January 4, 2022, Cyren announced the appointment of Mike Fleck as Vice President of Marketing to support its strategic growth initiatives. Mike will have responsibility for all Cyren marketing functions, including corporate marketing, digital marketing, and corporate communications.

Financial Results Conference Call:

The company will host a conference call at 4:30 p.m. Eastern Time (11:30 p.m. Israel Time) on Monday, May 16, 2022, to discuss the first quarter.

U.S. Dial-in Number:	1-877-407-0312
Israel Dial-in Number:	1-80-940-6247
International Dial-in Number:	1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the link: https://www.webcast-eqs.com/cyren05162022_en/en.

For those unable to participate in the live conference call, a replay will be available until May 30, 2022. To access the replay, the U.S. dial-in number is 1-877-660-6853 and the non-U.S. dial-in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13729333 . An archived version of the replay will also be available on the investor relations section of the company’s website at http://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren’s cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis in real-time, Cyren (NASDAQ:CYRN) delivers fast time-to-protection with threat detection services, threat intelligence and enterprise email security products for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company’s performance exclusive of non-cash charges and other items that are considered by management to be outside of the company’s core operating results. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company’s current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements, including statements regarding expectations that Cyren Inbox Security will be the key driver of future growth, expectations regarding developing a high-growth enterprise revenue stream that will materially contribute to Cyren’s results and expectations regarding our products, including Cyren Inbox Security. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our ability to continue as a going concern, our ability to execute our business strategy, including our sales and business development plans, our ability to timely and successfully enhance and improve our existing solutions and introduce new solutions, the commercial success of such enhancements and new solutions, including Cyren Inbox Security, lack of demand for our solutions, including as a result of actual or perceived decreases in levels of advanced cyber attacks, our ability to manage our cost structure, avoid unanticipated liabilities and achieve profitability, our ability to grow our revenues, including the ability of existing solutions to drive sufficient revenue, our ability to attract new customers and increase revenue from existing customers, market acceptance of our existing and new product offerings, our continued listing on NASDAQ, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.

Company Contact

Kenneth Tarpey, CFO
Cyren
+1.703.760.3320

kenneth.tarpey@cyren.com

CYREN LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended
	March 31
	2022	2021
	Unaudited	Unaudited

Revenues	$7,259	$8,757

Cost of revenues	3,817	3,795

Gross profit	3,442	4,962

Operating expenses:

Research and development, net	4,445	4,250

Sales and marketing	2,707	2,638

General and administrative	2,688	2,160

Total operating expenses	9,840	9,048

Operating loss	(6,398)	(4,086)

Other income, net	1	(18)

Financial expenses, net	(124)	(214)

Loss before taxes	(6,521)	(4,318)

Tax benefit	38	121

Net loss	$(6,483)	$(4,197)

Loss per share - basic and diluted	$(1.30)	$(1.23)

Weighted average number of shares outstanding:
Basic and Diluted	4,990	3,423

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S. dollars, except per share amounts)

	Three months ended
	March 31
	2022	2021
	Unaudited	Unaudited

GAAP gross profit	$3,442	$4,962
GAAP gross margin	47%	57%
Plus:
Share-based compensation expense	70	21
Amortization of intangible assets	676	667
Non-GAAP gross profit	4,188	5,650
Non-GAAP gross margin	57%	65%

GAAP operating loss	(6,398)	(4,086)
Plus:
Share-based compensation expense	630	457
Amortization of intangible assets	720	742
Capitalization of technology	-	(151)
Non-GAAP operating loss	(5,048)	(3,038)

GAAP net loss	(6,483)	(4,197)
Plus:
Share-based compensation expense	630	457
Amortization of intangible assets	720	742
Amortization of deferred tax assets	(36)	(54)
Impairment of intangible asset	-	-
Expense (Capitalization) of technology	-	(163)
Non-GAAP net loss	$(5,169)	$(3,215)

Numerator for non-GAAP EPS calculation	$(5,169)	$(3,215)
Non-GAAP net loss per share	$(1.04)	$(0.94)

GAAP weighted-average shares used to compute net loss per share	4,990	3,424

CYREN LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	March 31	December 31
	2022	2021
	Unaudited	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$17,630	$4,302
Trade receivables, net	1,501	799
Deferred commissions	941	982
Prepaid expenses and other receivables	1,290	1,241
Total current assets	21,362	7,324

Long-term deferred commissions	966	933
Long-term lease deposits and prepaids	819	809
Operating lease right-of-use assets	8,784	9,280
Severance pay fund	903	921
Property and equipment, net	1,761	2,183
Intangible assets, net	3,570	4,304
Goodwill	20,128	20,374
Total long-term assets	36,931	38,804
Total assets	$58,293	$46,128

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$932	$1,075
Employees and payroll accruals	4,627	4,414
Accrued expenses and other liabilities	1,123	955
Operating lease liabilities	1,530	1,618
Deferred revenues	8,109	4,644
Total current liabilities	16,321	12,706

Deferred revenues	4,466	485
Convertible Debentures	8,625	8,578
Long-term operating lease liabilities	8,111	8,624
Deferred tax liability, net	353	407
Accrued severance pay	985	983
Other liabilities	507	517
Total long-term liabilities	23,047	19,594

Shareholders’ equity	18,925	13,828
Total liabilities and shareholders’ equity	$58,293	$46,128

CYREN LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands of U.S. dollars)

	Three months ended
	March 31
	2022	2021
Cash flows from operating activities:	Unaudited	Unaudited

Net loss	$(6,483)	$(4,197)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of property and equipment	(1)	18
Depreciation	438	563
Share-based compensation	630	457
Amortization of intangible assets	719	742
Write-off of technology R&D capitalization	-	-
Impairment of intangible asset	-	-
Amortization of deferred commissions	354	325
Operating lease right-of-use assets	427	466
Interest on convertible notes	-	142
Interest and amortization of debt issuance costs on Convertible Debentures	174	176
Deferred taxes, net	(49)	(124)

Changes in assets and liabilities:
Trade receivables, net	(708)	211
Prepaid expenses and other receivables	(78)	2
Deferred commissions	(355)	(208)
Change in long-term lease deposits	11	2
Trade payables	(163)	62
Employees and payroll accruals, accrued expenses and other liabilities	524	(176)
Deferred revenues	7,487	(2,774)
Accrued severance pay, net	20	(21)
Operating lease liabilities	(537)	(731)
Other long-term liabilities	(9)	(186)
Net cash from (used in) operating activities	2,401	(5,251)

Cash flows from investing activities:

Proceeds from sale of property and equipment	1	2
Capitalization of technology	-	(152)
Purchase of property and equipment	(8)	(18)
Net cash used in investing activities	(7)	(168)

Cash flows from financing activities:

Proceeds from issuance of ordrinary shares and warrants, net of costs	10,942	-
Proceeds from issuance of ordinary shares, net of issuance costs	-	12,588
Net cash provided by financing activities	10,942	12,588
Effect of exchange rate changes on cash	(12)	(30)
(Decrease) in cash, cash equivalents and restricted cash	13,324	7,139
Cash, cash equivalents and restricted cash at the beginning of the period	4,951	9,914
Cash, cash equivalents and restricted cash at the end of the period	$18,275	$17,053

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$13,324	$16,455
Restricted cash included in long-term restricted lease deposits	4,951	598

Total cash, cash equivalents and restricted cash	$18,275	$17,053